Exhibit 23-a
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-33481) pertaining to the Nordson Hourly-Rated Employees’ Savings Trust Plan of our report dated June 5, 2008, with respect to the financial statements of the Nordson Hourly-Rated Employees’ Savings Trust Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2007 and 2006.
/s/ Meaden & Moore, Ltd
Cleveland, Ohio
June 11, 2008